UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2018
KITE REALTY GROUP TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-32268	11-3715772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

30 S. Meridian Street
Suite 1100
Indianapolis, IN 46204
(Address of principal executive offices) (Zip Code)

(317) 577-5600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

The 2018 annual meeting of shareholders of Kite Realty Group Trust (“Kite Realty” or the “Company”) took place on May 9, 2018. At the meeting, shareholders elected nine trustees to serve one-year terms expiring at the 2019 annual meeting of shareholders. Each of the nominees as listed in the Company’s proxy statement was elected. The shares voted for, against, and abstaining as to each nominee were as follows:

Nominee	For	Against	Abstain
John A. Kite	69,477,949	1,884,317	31,266
William E. Bindley	51,218,013	20,143,134	32,385
Victor J. Coleman	51,233,588	20,125,830	34,114
Lee A. Daniels	51,298,756	20,061,945	32,831
Gerald W. Grupe	70,858,368	500,752	34,412
Christie B. Kelly	70,859,162	501,289	33,081
David R. O’Reilly	70,812,118	546,221	35,193
Barton R. Peterson	51,049,236	20,309,570	34,726
Charles H. Wurtzebach	70,819,255	542,269	32,008

____________________
*	There were a total of 5,888,739 Broker Non-Votes for each trustee nominee.

At the annual meeting, the shareholders voted on a non-binding resolution to approve the compensation of the Company’s executive officers. The shares voted for, against, and abstaining on this proposal were as follows:

	For	Against	Abstain
Advisory vote on executive compensation	68,229,380	3,004,242	159,910

____________________
*	There were a total of 5,888,739 Broker Non-Votes related to the advisory vote on executive compensation.

At the annual meeting, the shareholders voted to ratify the appointment of Ernst & Young, LLP to serve as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2018. The shares voted for, against, and abstaining on this proposal were as follows:

	For	Against	Abstain
Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2018	75,344,041	1,890,927	47,303

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

Date: May 10, 2018	By:	/s/ Scott E. Murray
Scott E. Murray